Exhibit 5.1

[SKADDEN ARPS LETTERHEAD]

March 22, 2005

Advanced Medical Optics, Inc.

1700 East St. Andrew Place

Santa Ana, California 92705

Re:	Advanced Medical Optics, Inc.
Registration Statement on Form S-4 (File No. 333-121009)

Ladies and Gentlemen:

We have acted as special counsel to Advanced Medical Optics, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of shares with a maximum aggregate offering price of $1,395,120,087 (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of November 9, 2004, as amended (the “Merger Agreement”), by and among the Company, Vault Merger Corporation, a Delaware corporation and wholly owned subsidiary of the Company, and VISX, Incorporated, a Delaware corporation (“VISX”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-121009) as filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2004 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on January 11, 2005 under the Act; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on January 25, 2005 under the Act; (iv) Amendment No. 3 to the Registration Statement as filed with the Commission on February 8, 2005 under the Act; (v) Amendment No. 4 to the Registration Statement as filed with the Commission on February 14, 2005 under the Act (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”); (vi) a specimen certificate representing the Common Stock; (vii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect (the “Charter”); (viii) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect as certified by Aimee S. Weisner, Secretary of the Company; (ix) the Merger Agreement and (x) certain resolutions of the Board of Directors of the Company, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Common Stock, and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and VISX.

We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the merger is completed in accordance with the Merger Agreement and (iii) certificates representing the Common Stock in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered at a price per share not less than the per share par value of the Common Stock as contemplated by the Merger Agreement, the issuance of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Skadden, Arps, Slate, Meagher & Flom LLP